UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 26, 2023

Universal Logistics Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Michigan	0-51142	38-3640097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12755 E. Nine Mile Road
Warren, Michigan		48089
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 586 920-0100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	ULH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On April 27, 2023, Universal Logistics Holdings, Inc. (the "Company") issued a press release announcing its financial and operating results for the thirteen weeks ended April 1, 2023, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2023, the Company’s board of directors elected Marcus D. Hudson as a director of the Company effective April 27, 2023 until its next annual meeting of shareholders. There are no arrangements or understandings between Mr. Hudson and any other person pursuant to which Mr. Hudson was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, in which the Company was or is to be a participant and in which Mr. Hudson or any member of his immediate family has a direct or indirect material interest. Mr. Hudson is entitled to receive the same compensation for service as a director as is provided to other non-employee directors of the Company, as described in more detail in the Company’s proxy statement dated March 31, 2023 under the heading “Director Compensation.” Additionally, Mr. Hudson is not currently expected to be appointed to any committees of the board of directors during 2023.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to Universal’s shareholders at the 2023 annual meeting of shareholders held on April 26, 2023:

1.
The election of ten directors to hold office until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified.
2.
The approval on an advisory basis of the 2022 compensation awarded to our named executive officers.
3.
The frequency of future shareholder advisory votes regarding compensation awarded to our named executive officers.
4.
The ratification of Grant Thornton LLP as Universal’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

For more information about the foregoing proposals, see our proxy statement dated March 31, 2023. The number of votes cast for and against, and the number of abstentions and non-votes with respect to each matter voted upon are set forth below:

Election of Directors

Nominee	For	Withheld
Grant E. Belanger	21,043,966	4,181,558
Frederick P. Calderone	20,921,816	4,303,708
Daniel J. Deane	21,013,618	4,211,906
Clarence W. Gooden	21,697,425	3,528,099
Matthew J. Moroun	20,394,781	4,830,743
Matthew T. Moroun	20,034,907	5,190,617
Tim Phillips	20,364,039	4,861,485
Michael A. Regan	21,697,233	3,528,291
Richard P. Urban	20,428,320	4,797,204
H.E. “Scott” Wolfe	20,904,733	4,320,791

There were 533,920 broker non-votes with respect to this proposal.

The ten nominees were elected to the board of directors and will serve as directors until our next annual meeting or until their respective successors are elected and qualified.

Advisory Vote on the 2022 Compensation of our Named Executive Officers

The results of the voting were 25,040,757 votes for, 172,655 votes against, 12,112 abstentions, and 533,920 non-votes. The 2022 compensation awarded to Universal’s named executive officers was approved.

Frequency of Future Shareholder Advisory Votes Regarding Compensation Awarded to Named Executive Officers

The results of the voting were 20,325,848 votes for every three years, 14,966 votes for every two years, 4,876,358 votes for every one year, 8,352 abstentions, and no non-votes. The frequency that received the highest number of votes (three years) was deemed to be the frequency selected by our shareholders. Universal’s board of directors has determined that future shareholder advisory votes on executive compensation will occur every three years. Accordingly, the next shareholder advisory vote on executive compensation will be held at the Company’s 2026 annual meeting of shareholders. The next required shareholder advisory vote regarding the frequency interval will be held in six years at the Company’s 2029 annual meeting of shareholders.

Ratification of Grant Thornton LLP as Universal’s Independent Registered Public Accounting Firm

The results of the voting were 25,682,144 votes for, 76,648 votes against, and 652 abstentions. There were no non-votes on this matter. The appointment of Grant Thornton was ratified.

Item 7.01 Regulation FD Disclosure.

On April 27, 2023, the Company issued a press release announcing that the Company’s board of directors declared a cash dividend of $0.105 per share of common stock. The dividend is payable on July 3, 2023 to shareholders of record on June 5, 2023. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

99.1	Press Release dated April 27, 2023.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL LOGISTICS HOLDINGS, INC.

Date:	April 27, 2023	By:	/s/ Steven Fitzpatrick
Steven Fitzpatrick Secretary